EXHIBIT 99.2

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
ViewPoint Financial Group, Inc.
972-578-5000, Ext. 7440
ViewPoint Financial Group, Inc. Announces Third Quarter
Earnings Release and Conference Call
PLANO, Texas, October 22, 2010 ... ViewPoint Financial Group, Inc. (NASDAQ:VPFG), (the “Company”) today announced that it plans to release its third quarter 2010 results after the close of the market on Thursday, November 4, 2010. The earnings release will be available on the Company’s website, www.viewpointfinancialgroup.com. The Company will also host an investor conference call to review the results on Friday, November 5, 2010, at 10 a.m. Central Time. Participants are asked to call (toll-free) 1-877-317-6789 at least five minutes prior to the call. International participants are asked to call 1-412-317-6789 and participants in Canada are asked to call (toll-free) 1-866-605-3852.
The call and corresponding presentation slides will be webcast live on the home page of the Company’s website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #445062. This replay will be available until November 16, 2010 at 8 a.m., Central Time. The webcast will be archived on the Company’s website for twelve months following the call.
ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank. ViewPoint Bank operates 23 community bank offices and 15 loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.
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